                                                                     EXHIBIT 12

                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                             WALTER INDUSTRIES, INC.


                                                                                             Nine months ended
                                               For the years ended May 31,                     February 28,
                                ----------------------------------------------------------  ----------------------
                                   1990        1991       1992        1993        1994       1994        1995
                                -----------  ---------- ---------   ---------   ---------   --------  ------------
                                                                ($ in thousands)
Earnings
  Income from continuing
    operations  . . . . . . .    $(49,415)   $20,632     $22,342    $ 46,594    $ 7,175    $  9,066    $  6,120
  Add or (deduct)
   Fixed charges as set
     forth below  . . . . . .     323,547    212,107     185,443     180,458    159,305     120,853     111,410
   Interest capitalized   . .      (1,001)      (703)       (735)       (933)    (1,253)     (1,114)       (854)
   Provision for income
     taxes  . . . . . . . . .     (10,809)    19,454      12,463      24,328     28,917      25,372      21,988
                                 --------   --------    --------    --------   --------    --------    --------
  Earnings as defined . . . .    $262,322   $251,490    $219,513    $250,447   $194,144    $154,177    $138,664
                                 ========   ========    ========    ========   ========    ========    ========
Fixed charges
   One-third rental expense      $  1,527    $ 1,893     $ 7,648    $  7,944    $ 2,582    $  1,610    $  2,809
   Interest incurred  . . . .     322,020    210,214     177,795     172,514    156,723     119,243     108,601
                                 --------   --------    --------    --------   --------    --------    --------
  Fixed charges as defined  .    $323,547   $212,107    $185,443    $180,458   $159,305    $120,853    $111,410
                                 ========   ========    ========    ========   ========    ========    ========
Ratio of earnings to fixed
  charges . . . . . . . . . .         (A)       1.19        1.18        1.39       1.22        1.28        1.24

(A)  As a result of the loss incurred for the year ended May 31, 1990, the Company was unable to fully cover the indicated fixed charges.

                       COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES FOR THE
                       YEAR ENDED MAY 31, 1994 AND THE NINE MONTHS ENDED FEBRUARY 28, 1995
                              AFTER EFFECTS OF EMERGENCE FROM CHAPTER 11 PROCEEDINGS


                                                   For the year ended     For the nine months ended
                                                      May 31, 1994           February 28, 1995
                                                ------------------------- -------------------------
                                                                 ($ in thousands)
Earnings
 Income from continuing operations  . . . . .           $(32,682)                 $(21,323)
 Add or (deduct)
   Fixed charges as set forth below   . . . .            233,110                   170,380
   Interest capitalized   . . . . . . . . . .             (1,253)                     (854)
   Provision for income taxes   . . . . . . .              4,566                     5,221
                                                        --------                  --------
 Earnings as defined  . . . . . . . . . . . .           $203,741                  $153,424
                                                        --------                  --------
Fixed charges
   One-third rental expense   . . . . . . . .           $  2,582                  $  2,809
   Interest incurred  . . . . . . . . . . . .            230,528                   167,571
                                                        --------                  --------
 Fixed charges as defined   . . . . . . . . .           $233,110                  $170,380
                                                        --------                  --------

Ratio of earnings to fixed charges  . . . . .                (A)                       (A)

(A)  As a result of the pro forma loss for the period, the Company would have been unable to fully cover the indicated fixed charges.